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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



To the Board of Directors of
W Holding Company, Inc.
Mayaguez, Puerto Rico


We consent to the incorporation by reference in Registration Statements No. 333-60126 and 333-92418 of W Holding Company, Inc. on Forms S-8 and S-3, respectively, of our report dated February 21, 2003, incorporated by reference in the Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP

San Juan, Puerto Rico
March 28, 2003


Stamp No. 1857180
affixed to original.